UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 30, 2013

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 502(e) Compensatory Arrangements of Certain Officers

The Company has entered into amended and restated employment agreements with Mr. Norman Bagwell, Executive Vice President and Chief Executive Officer, Bank of Texas, a division of BOKF, NA and Steven Nell, Executive Vice-President and Chief Financial Officer of BOK Financial and BOKF, NA, both of which are deemed effective as of June 15, 2013.

The agreements of Mr. Nell and Mr. Bagwell both provide that ((i) employment is for a perpetual term, terminable by either party upon ninety days prior written notice, (ii) the executive shall be paid standard severance upon termination and vesting of stock options and restricted stock upon termination without cause and (iii) the executive is bound by a two year non-solicitation agreement for termination with cause and a one year non-solicitation agreement upon termination without cause.

The complete copy of the agreements are attached as Exhibit 99(a) and 99(b) to this report.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer
Date: September 4, 2013